SUB-ITEM 77H (continued)


         As of February 29, 2000, entities no longer beneficially owning more than 25% of any one Series' voting securities, thereby ceasing to be controlling entities of such Series, are as follows:

SERIES                            OWNER AND ADDRESS
MFS New Discovery Fund            MFS Defined Contribution Plan
Class I Shares                    C/o Mark Leary
                                  Massachusetts Financial Services
                                  500 Boylston Street
                                  Boston, MA  02116-3740

MFS Science and Technology Fund   The First National Bank of Boston, Trustee for
Class A Shares                    IRA R/O Ned L. Rigsbee
                                  10 Nash Street
                                  Westboro, MA  01581-3607


MFS Research International Fund   MFS Defined Contribution Plan
Class A Shares                    c/o Mark Leary
Class I Shares                    Massachusetts Financial Services
                                  500 Boylston Street
                                  Boston, MA  02116-3740